Exhibit 4.1

LEVI STRAUSS & CO.,

as Issuer

3.50% Senior Notes due 2031

INDENTURE

Dated as of February 19, 2021

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

-i-

-ii-

Appendix A	-	Provisions Relating to the Notes
EXHIBIT INDEX
Exhibit A	-	Form of Note
Exhibit B	-	Form of Transferee Letter of Representation

-iii-

INDENTURE dated as of February 19, 2021 between LEVI STRAUSS & CO., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of 3.50% Senior Notes due 2031 (the “Notes”), to be issued from time to time in one or more series as in this Indenture provided:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.    Definitions.

“Affiliate” of any specified Person means:

(a)    any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person, or

(b)    any other Person who is a director or officer of that specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)    if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation,” and

(b)    in all other instances, the greater of:

(1)    the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

(2)    the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Authentication Agent” means an institution, reasonably acceptable to the Company, appointed by the Trustee to authenticate the Notes.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a)    a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

(b)    for purposes of clause (a) of the definition of “Change of Control,” Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and

(c)    for purposes of clause (b) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Change of Control” means the occurrence of any of the following events:

(a)    if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(b)    the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than a transaction where:

(1)    the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation or transferee, and

(2)    (i) the holders of the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, not less than a majority of the voting power of the Voting

Stock of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction or (ii) immediately after the transaction no holder of the Voting Stock of the Company or the surviving corporation or transferee owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company or the surviving corporation or transferee.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Class A Common Shares” means the Company’s Class A Common Stock, par value $0.001 per share.

“Class B Common Shares” means the Company’s Class B Common Stock, par value $0.001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)    all intercompany items between the Company and any Subsidiary or between Subsidiaries, and

(b)    all current maturities of long-term Debt.

“Consolidated Fixed Charges” means, for any period, the total interest expense (net of interest income) of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries,

(a)    interest expense recorded for such period attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b)    amortization of debt discount,

(c)    capitalized interest,

(d)    non-cash interest expense,

(e)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(f)    net costs associated with Interest Rate Agreements (including amortization of fees) (it being understood that any net benefits associated with Interest Rate Agreements shall be included in interest income),

(g)    Disqualified Stock Dividends, excluding dividends paid in Qualified Capital Stock,

(h)    Preferred Stock Dividends,

(i)    interest Incurred in connection with investments in discontinued operations,

(j)    interest accruing on any Debt of any other Person to the extent that Debt is Guaranteed by the Company or any Subsidiary, and

(k)    the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by the plan or trust.

Notwithstanding anything to the contrary contained herein, (i) amortization or write-off of debt issuance costs, deferred financing or liquidity fees, commissions, fees and expenses, call premiums, (ii) any expensing of bridge, commitment and other financing fees and (iii) commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Receivables Transaction” shall not be included in Consolidated Fixed Charges.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries (excluding any net income (loss) attributable to noncontrolling interests), determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a)    any net income (loss) of any Person (other than the Company) if that Person is not a Subsidiary of the Company, except that the Company’s equity in the net income of any such Person for that period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by that Person during that period to the Company or a Subsidiary of the Company as a dividend or other distribution,

(b)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) shall be excluded; provided, that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated,

(c)    any gain or loss attributable to the early extinguishment of Debt,

(d)    any extraordinary gain or loss or cumulative effect of a change in accounting principles,

(e)    any unrealized gains or losses of the Company or its consolidated Subsidiaries on any Hedging Obligations,

(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Subsidiary of the Company, provided, however, that if any such shares, options or other rights are subsequently redeemed for Property other than Capital Stock of the Company that is not Disqualified Stock then the Fair Market Value of such Property shall be treated as a reduction in Consolidated Net Income during the period of such redemption, and

(g)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts in respect of which such Person has determined that there exists reasonable evidence that such amounts will in fact be reimbursed by insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount, to the extent included in net income in a future period).

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable allowances and other properly deductible items) of the Company and its Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a)    the excess of cost over fair market value of assets or businesses acquired;

(b)    any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c)    unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d)    noncontrolling interests in consolidated Subsidiaries held by Persons other than the Company or any Subsidiary;

(e)    treasury stock; and

(f)    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities. For the avoidance of doubt, any deferred tax assets that would appear on a consolidated balance sheet of the Company and its Subsidiaries shall be included in the calculation of Consolidated Net Tangible Assets.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of the aggregate amount of all Debt secured by Liens of the Company and its Subsidiaries at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio to the aggregate amount of EBITDA for the Company for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”). In addition, for purposes of calculating the ratio, the entire commitment of any revolving credit facility of the Company or any Subsidiary shall be deemed to be fully drawn as of the date such agreement is executed, and thereafter the amount of such commitment shall be deemed to fully borrowed at all times for purposes of determining the ratio. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect to the following:

(a)    if since the beginning of that period the Company or any Subsidiary shall have made any asset sale or an investment (by merger or otherwise) in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(b)    if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves an asset sale, investment or acquisition, or

(c)    since the beginning of the Four Quarter Period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of the Four Quarter Period) shall have made such an asset sale, investment or acquisition,

EBITDA for that period shall be calculated after giving pro forma effect to the asset sale, investment or acquisition as if the asset sale, investment or acquisition occurred on the first day of the Four Quarter Period.

“Controlled Entity” means (i) any corporation, partnership, limited liability company or other entity if a majority of the voting power of the outstanding securities, membership or other interests, or the right to designate or elect a majority of the board of directors or members of such other governing body, of such corporation, partnership, limited liability company or other entity is directly or indirectly owned by one or more Family Members; (ii) any trust (or any broker or nominee holding arrangement), the primary beneficiaries of which are one or more Family Members, or if the trust is a wholly charitable trust, a majority of the trustees of such trust are appointed by one or more Family Members; (iii) any of the Peter E. Haas Family Fund, the Margaret E. Haas Fund, or the Lynx Foundation; or (iv) any not-for-profit corporation formed for charitable purposes that is any of the following: (a) controlled by one or more Family Members, (b) incorporated by a Family Member (whether living or deceased) and of which a Family Member has the right, and has exercised such right, to appoint at least one member of the board of directors, or (c) incorporated by a Family Member (whether living or deceased) and of which at least one Family Member is a member of the board of directors.

“Credit Facilities” means, with respect to the Company or any Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including the Existing Bank Credit Facility), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Debt; provided that, in the case of a transaction in which any accounts receivable are sold, conveyed or otherwise transferred by the Company or any of its subsidiaries to another Person other than a Receivables Entity, then that transaction must satisfy the following three conditions:

(a)    if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the transaction is economically fair and reasonable to the Company or the Subsidiary that sold, conveyed or transferred the accounts receivable,

(b)    the sale, conveyance or transfer of accounts receivable by the Company or the Subsidiary is made at Fair Market Value, and

(c)    the financing terms, covenants, termination events and other provisions of the transaction shall be market terms (as determined in good faith by the Board of Directors).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)    the principal of and premium (if any) in respect of:

(1)    debt of the Person for money borrowed, and

(2)    debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

(b)    all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(c)    all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)    all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

(e)    the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)    all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

(h)    to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. The amount of Debt represented by a Hedging Obligation shall be equal to105% of the aggregate net amount, if any, that would then be payable by the Company and any Subsidiary of the Company on a per counter-party basis pursuant to Section 6(e) of the ISDA Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association in 1992 (the “ISDA Form”), as if the date of determination were a date that constitutes or is substantially equivalent to an Early Termination Date, as defined in the ISDA Form, with respect to all transactions governed by the ISDA Form, plus the equivalent amount under the terms of any other Hedging Obligations, each such amount to be estimated in good faith by the Company.

“Debt Issuances” means, with respect to the Company or any Subsidiary, one or more issuances after the Issue Date of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)    is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)    is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a)    the sum of Consolidated Net Income for that period, plus the following to the extent reducing Consolidated Net Income for that period:

(1)    the provision for taxes based on income or profits or utilized in computing net loss,

(2)    Consolidated Fixed Charges,

(3)    depreciation,

(4)    amortization of intangibles,

(5)    business optimization expenses and other restructuring charges, reserves or expenses (which for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),

(6)    the amount of net cost savings, operating improvements or synergies projected by the Company in good faith to be realized within twelve months following the date of any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated, net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings and operating improvements or synergies are reasonably identifiable and quantifiable; provided, further, that the aggregate amount added to EBITDA pursuant to this clause (6) shall not exceed 20.0% of EBITDA for such period (determined after giving effect to such adjustments),

(7)    any non-cash impairment charge or asset write-off and the amortization of intangibles,

(8)    inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisitions,

(9)    any expenses or charges related to any offering of securities, investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), and

(10)     any other non-cash items (other than any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b)    all non-cash items increasing Consolidated Net Income for that period (other than any such non-cash item to the extent that it has resulted or will result in the receipt of cash payments in any period).

“Equipment Financing Transaction” means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Company or any Subsidiary of the Company Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Subsidiary of the Company.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company or (ii) a private equity offering of Qualified Capital Stock of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8.

“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such European Union country is pledged and which are not callable or redeemable at the issuer’s option.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Bank Credit Facility” means, the Second Amended and Restated Credit Agreement dated as of May 23, 2017, among the Company, Levi Strauss & Co. (Canada), Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders from time to time party thereto, as amended as of the Issue Date.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of the definitions of “Qualified Receivables Transaction” and “Credit Facilities,” Fair Market Value shall be determined, except as otherwise provided,

(a)    if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

(b)    if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction, delivered to the Trustee.

“Family Member” means (i) any lineal descendant (in each case by blood relation or adoption) of Elise Stern Haas, Daniel E. Koshland Sr., or Madeleine Haas Russell; (ii) the Spouse of any individual described in (i); (iii) lineal descendants of any individual described in (ii) (by blood relation or adoption); and (iv) the Spouse of any individual described in (iii).

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Future Guarantor” means any Subsidiary of the Company that provides a Guarantee of the notes at any time after the Issue Date pursuant to Section 4.14.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board and in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act.

“Government Obligations” means U.S. Government Obligations or European Government Obligations, as applicable.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)    entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” or “Noteholder” means the Person in whose name the Note is registered on the Note register described in Section 2.04.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“IPO” means the Company’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock; provided that, for the avoidance of doubt such IPO occurred on March 20, 2019.

“Issue Date” means February 19, 2021.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” have the meaning in the second paragraph of the preamble.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President and Global Treasurer, the Treasurer or the Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Holders” means any Qualified Stockholder or Permitted Transferee.

“Permitted Liens” means:

(a)    Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt in an outstanding aggregate principal amount not to exceed, together with (x) the amount of all Attributable Debt of the Company and its Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under Section 4.07(e) and (y) the aggregate principal amount of Subsidiary Debt Incurred and then outstanding pursuant to Section 4.06(c), the greater of (x) the greater of (i) $1.9 billion and (ii) the sum of the amounts equal to (A) 60% of the book value of the inventory of the Company and its Subsidiaries and (B) 85% of the book value of the accounts receivable of the Company and its Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of the notes; provided that in the case of this clause (x), such Liens shall secure Debt of the Company or a Subsidiary Incurred under any Credit Facilities, Incurred by the Company or a Subsidiary pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction, an Equipment Financing Transaction or Debt Issuances, Debt Incurred by the Company or a Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, or Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Subsidiary of the Company (except for Standard Securitization Undertakings) and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 3.50 to 1.0;

(b)    Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d)    Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(e)    Liens on Property at the time the Company or any of its Subsidiaries acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any Lien of this kind may not extend to any other Property of the

Company or any of its Subsidiaries; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any of its Subsidiaries;

(f)    Liens on the Property of a Person at the time that Person becomes a Subsidiary of the Company; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Subsidiary of the Company;

(g)    pledges or deposits by the Company or any of its Subsidiaries under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h)    Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker’s compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation laws, unemployment insurance laws or similar legislation;

(i)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)    Liens arising out of judgments or awards against the Company or a Subsidiary of the Company with respect to which the Company or the Subsidiary shall then be proceeding with an appeal or other proceeding for review;

(k)    Liens in favor of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or a Subsidiary of the Company in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

(l)    leases or subleases of real property granted by the Company or a Subsidiary of the Company to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Subsidiary;

(m)    Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

(n)    Liens or negative pledges attaching to or related to joint ventures engaged in a Related Business, restricting Liens on interests in those joint ventures;

(o)    Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above (other than Liens securing the Existing Bank Credit Facility);

(p)    Liens not otherwise described in clauses (a) through (o) above on (x) the Property of any Foreign Subsidiary to secure any Debt in an aggregate principal amount outstanding at any one time not to exceed the greater of $200.0 million and 12% of the Company’s Consolidated Net Tangible Assets (as calculated at the time of incurrence) and (y) the Property of the Company or any of its Subsidiaries to secure any Debt in an aggregate principal amount outstanding at any one time not to exceed the greater of $200.0 million and 12% of the Company’s Consolidated Net Tangible Assets (as calculated at the time of incurrence);

(q)    Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (d), (e), (f), (j) or (k) above; provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

(1)    the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (d), (e), (f), (j) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or the Subsidiary in connection with the Refinancing;

(r)    Liens not otherwise permitted by clauses (a) through (q) above that are Liens permitted by the Existing Bank Credit Facility as they exist on the Issue Date; and

(s)    Liens not otherwise permitted by clauses (a) through (r) above encumbering assets having an aggregate Fair Market Value, taken together with the amount of all Attributable Debt of the Company and its Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under Section 4.07(c) not in excess of the greater of (i) $250.0 million and (ii) 15% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.

“Permitted Transfer” means, and shall be restricted to: (1) any Transfer of Class B Common Shares by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (a) a Family Member, (b) a Controlled Entity or (c) the executor, administrator, attorney-in-fact, or conservator of the estate of a Qualified Stockholder (but solely in the context of executing or administering such estate); or (2) any Transfer of Class B Common Shares by a registered holder of such share other than a Qualified Stockholder (“Non-Family Stockholder”) (a) to a trust of which such Non-Family Stockholder is a settlor, an acting trustee, and a current primary beneficiary, and has the right to revoke such trust either alone or in conjunction with his or her Spouse; or (b) if the Non-Family Stockholder is a revocable trust, any such Transfer to a settlor of such trust.

“Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Subsidiaries of the Company held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“principal” of any Debt (including the Notes) means the principal amount of such Debt plus the premium, if any, on such Debt.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the Company, or otherwise a calculation made in good faith by the Board of Directors of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)    consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

(b)    Incurred to finance the acquisition, construction or lease by the Company or a Subsidiary of the Company of the Property, including additions and improvements thereto;

provided, however, that the Debt is Incurred within 180 days after the acquisition, construction or lease of the Property by the Company or Subsidiary.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a)    a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries), and

(b)    any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

(1)    if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity,

(2)    all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value, and

(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

The grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Qualified Stockholder” means each of the following provided that such individual or entity also is a Family Member or Controlled Entity: (i) the registered holder of any Class B Shares immediately prior to the IPO; (ii) the initial registered holder of any Class B Shares that are originally issued by the Company after the IPO (including, without limitation, upon exercise of stock appreciation rights or settlement of restricted stock units); and (iii) a Permitted Transferee.

“Rating Agencies” mean Moody’s and S&P.

“Rating Decline” means the occurrence of a decrease in the rating of the notes by one or more gradations by any Rating Agency (including gradations within rating categories, as well as between categories), within 60 days after the earliest of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless the Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Rating Decline shall not be deemed to have occurred so long as the notes have an Investment Grade Rating from both Rating Agencies.

“Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Company or any of its Subsidiaries Incurs Debt secured by a Lien on real property of the Company or any of its Subsidiaries and related personal property together with any Refinancings thereof.

“Receivables Entity” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and

(a)    no portion of the Debt or any other obligations (contingent or otherwise) of which

(1)    is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings),

(2)    is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or

(3)    subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)    with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c)    to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Issue Date.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Subsidiary of the Company transfers that Property to another Person and the Company or a Subsidiary of the Company leases it from that other Person together with any Refinancings thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Spouse” means, with respect to any individual, any person who is or was in the past such individual’s spouse or registered domestic partner.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)    that Person,

(b)    that Person and one or more Subsidiaries of that Person, or

(c)    one or more Subsidiaries of that Person.

“Transfer” of a share of Class B Common Stock means any sale, gift, bequest, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share by a stockholder of the Company, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise, such that the previous holders of such voting power no longer retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such holder; provided, however, that the following shall not be considered a “Transfer”:

(i) the granting of a revocable proxy to officers or directors of the Company at the request of its board of directors in connection with actions to be taken at an annual or special meeting of stockholders or by consent;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(iv) entering into a support or similar voting agreement (with or without granting a proxy) in connection with any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any consolidation or merger of the Company with or into any other corporation or other entity or person, or any corporate recapitalization, in which, pursuant to the express terms of such consolidation, merger or recapitalization, cash or other property is to be distributed to the stockholders of the Company in respect of their shares of stock in the Company.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs such functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture, respectively, or any other officer of such Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction.

“United States Person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States Person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.12
“Change of Control Payment Date”	4.12
“Change of Control Purchase Price”	4.12
“covenant defeasance option”	8.01
“Custodian”	6.01
“Event of Default”	6.01
“Global Note”	Appendix A
“legal defeasance option”	8.01
“Legal Holiday”	10.09
“OID”	2.01
“Original Notes”	2.01
“Paying Agent”	2.04
“Registrar”	2.04
“Subsidiary Debt”	4.06(a)
“Surviving Person”	5.01

SECTION 1.03.    Inapplicability of the Trust Indenture Act. This Indenture is not, and will not be, qualified under, subject to, or incorporate, restate or make any reference to, any provisions of the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date (the “TIA”), and the provisions of the TIA that would otherwise be made part of this Indenture are not, and will not be, included in this Indenture.

SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    “including” means including without limitation;

(5)    words in the singular include the plural and words in the plural include the singular;

(6)    unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8)    the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE II

The Notes

SECTION 2.01.    Amount of Notes; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. All Notes shall be substantially identical in all respects other than issue prices, issuance dates and CUSIP number. The Notes may be issued in one or more series; provided, however, that any Notes issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Notes that are issued with a different amount of OID or are not issued with OID. All Notes of any one series shall be substantially the same except as to denomination, issuance date and in some cases, may have a different first interest payment and CUSIP number.

Subject to Section 2.03, the Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $500.0 million (the “Original Notes”). With respect to any Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Notes pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Notes:

(1)    whether such Notes shall be issued as part of a new or existing series of Notes and the title of such Notes (which shall distinguish the Notes of the series from Notes of any other series);

(2)    the aggregate principal amount of such Notes that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3)    the issue price and issuance date of such Notes, including the date from which interest on such Notes shall accrue; and

(4)    if applicable, that such Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositories for such Global Notes, the form of any legend or legends that shall be borne by any such Global Note in addition to or in lieu of those set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Note may be exchanged in whole or in part for Notes registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

SECTION 2.02.    Form and Dating. Provisions relating to the Notes of each series are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Notes of each series and the certificate of authentication included therein shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication. The terms of the Notes of each series set forth in Exhibit A are part of the terms of this Indenture. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.    Execution and Authentication. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal may (but is not required to) be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an Authentication Agent reasonably acceptable to the Company to authenticate any series of Notes. Unless limited by the terms of such appointment, an Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.    Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

Initially, the Trustee will act as Registrar and Paying Agent with regard to the Notes.

SECTION 2.05.    Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.07.    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and/or the Authentication Agent, as applicable. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee (and the Paying Agent, Registrar and Authentication Agent, if not the Trustee) to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company.

SECTION 2.08.    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. Until so exchanged, the Holders of temporary Notes shall be entitled to all of the benefits under this Indenture.

SECTION 2.10.    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, except pursuant to the terms of this Indenture.

SECTION 2.11.    Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.    CUSIP, ISIN or Common Code Numbers. The Company in issuing the Notes may use “CUSIP”, “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP”, “ISIN” or “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP”, “ISIN” or “Common Code” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in such numbers.

ARTICLE III

Redemption

SECTION 3.01.    Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.    Selection of Notes To Be Redeemed. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot, in accordance with the applicable procedures of DTC, or by a method that complies with applicable legal and securities exchange requirements, if any, consistent with the Trustee’s customary practice. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03.    Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail, and in the case of Notes held in book entry form, by electronic transmission, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed (including any CUSIP, Common Code or ISIN numbers) and shall state:

(1)    the redemption date;

(2)    the redemption price or the information specified in clause (c) of paragraph 5 of the Notes;

(3)    the name and address of the applicable Paying Agent;

(4)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)    if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6)    that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)    that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes; and

(8)    whether such notice is conditional and the timeframe for satisfying such conditions.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

If the Company elects to provide, in lieu of the redemption price, the information specified in clause (c) of paragraph 5 of the Notes in the notice of redemption, the Trustee shall give the notice of the redemption price, in the Company’s name and the Company’s expense, one business day prior to the redemption date.

SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided that, in the case of a conditional notice of redemption, such Notes called for redemption shall not become due and payable on the redemption date in the event that any or all of such conditions have not been satisfied by the redemption date and such conditional notice of redemption has been rescinded. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.    Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on the Business Day immediately preceding the anticipated redemption date, the Company shall deposit with the applicable Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money in U.S. Dollars sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.    Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

Covenants

SECTION 4.01.    [Reserved].

SECTION 4.02.    Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the applicable Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

SECTION 4.03.    SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of Notes with annual reports and information, documents and other reports as are specified in Sections 13 and

15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided, however, that (i) the Company shall not be so obligated to file the information, documents and reports with the SEC if the SEC does not permit those filings and (ii) the electronic filing with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Company’s obligation to provide such reports, information and documents to the Trustee and the Holders of Notes, it being understood that the Trustee shall have no responsibility to determine whether or not such information has been filed. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 4.04.    [Reserved].

SECTION 4.05.    Limitation on Liens.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which Lien secures Debt of the Company or any of its Subsidiaries, unless:

(1)     in the case of Liens securing Debt that is contractually subordinated to the Notes, the Notes or the Guarantee of the Notes, if any, are secured by a Lien on such Property that is senior in priority to such Liens; and

(2)    in all other cases, the Notes or the Guarantee of the Notes, if any, are secured equally and ratably with (or prior to) all other Debt of the Company or any Subsidiary secured by that Lien;

provided that any Lien which is granted to secure the Notes or any Guarantee under this covenant shall be automatically and unconditionally released and discharged at the same time as the discharge of the Lien that gave rise to secure the Notes or such Guarantee, as the case may be.

SECTION 4.06.    Limitation on Subsidiary Debt.

(a)    The Company will not permit any of its Subsidiaries to Incur any Debt (any such Debt or Guarantee, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Subsidiary Debt is no longer outstanding.

(b)    Section 4.06(a) shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Subsidiary Debt constituting:

(1)     Debt of a Subsidiary outstanding on the date on which that Subsidiary was acquired by the Company or otherwise became a Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that such Debt or Guarantee is not Guaranteed by any other Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)     Debt of one or more Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of $200.0 million and 12% of Consolidated Net Tangible Assets (as calculated at the time of incurrence);

(3)     Debt owed to or Guarantees in favor of the Company or any Subsidiary; provided however, that any subsequent issue or transfer of Capital Stock or other event that results in any Subsidiary ceasing to be a Subsidiary or any subsequent transfer of that Debt (except to a Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof;

(4)     Debt or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(5)     Debt or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Debt or Guarantee is extinguished within five business days within its incurrence;

(6)     reimbursement obligations incurred in the ordinary course of business;

(7)     advances and deposits received in the ordinary course of business;

(8)     Debt or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Debt or Guarantee or other obligations referred to in clauses (1) through (7) or this clause (8) of this Section 4.06, payment (other than for payment of Debt) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or

(9)     Debt or Guarantees outstanding on the Issue Date and any extension, renewal, replacement, refinancing or refunding of any Debt or Guarantee existing on the Issue Date or referred to in clauses (1) and (2) above; provided that any Debt or Guarantee incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Debt or Guarantee referred to in this clause or clauses (1) and (2) above and the principal amount of the Debt incurred or Guaranteed to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness or Guarantee being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

(c)    Notwithstanding Section 4.06(a) and (b), any Subsidiary may Incur Subsidiary Debt that would otherwise be subject to the restrictions set forth in Section 4.06(a), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, if after giving effect thereto, the aggregate principal amount of all Subsidiary Debt Incurred pursuant to this Section 4.06(c), together with (x) the aggregate principal amount of Debt secured by Liens Incurred and then outstanding pursuant to clause (a) of the definition of “Permitted Liens” and (y) the amount of all Attributable Debt of the Company and its Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under Section 4.07(e) does not exceed the greater of (x) the greater of (i) $1.9 billion and (ii) the sum of the amounts equal to (A) 60% of the book value of the inventory of the Company and its Subsidiaries and (B) 85% of the book value of the accounts receivable of the Company and its Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Noteholders and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 3.50 to 1.0. Any Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt Incurred to so extend, renew, replace, refinance or refund shall be Incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

SECTION 4.07.    Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Subsidiary to, engage in any Sale and Leaseback Transaction with respect to any Property unless:

(a)    the Sale and Leaseback Transaction was entered into prior to the Issue Date;

(b)    the Sale and Leaseback Transaction is solely with the Issuer and/or one or more Subsidiaries of the Company;

(c)    the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled (other than pursuant to clause (a) or (p) of the definition of “Permitted Liens”), without equally and ratably securing the Notes then outstanding under this Indenture, to Incur a Lien on such Property securing Debt in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(d)    the Company or such Subsidiary, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (i) the prepayment, repayment, redemption, purchase or retirement of notes or other long-term Debt of the Company or such Subsidiary, (ii) the purchase, construction, development, expansion or improvement of assets or (ii) a combination thereof; or

(e)    the sum of:

(1) the Attributable Debt of the Company and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions entered into after the Issue Date then outstanding (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (a) through (e) under this Section 4.07), plus

(2) the aggregate principal amount of Subsidiary Debt Incurred and then outstanding pursuant to Section 4.06(c), plus

(3) the aggregate principal amount of Debt secured by Liens Incurred and then outstanding pursuant to clause (a) of the definition of “Permitted Liens”,

would not exceed the greater of (x) the greater of (i) $1.9 billion and (ii) the sum of the amounts equal to (A) 60% of the book value of the inventory of the Company and its Subsidiaries and (B) 85% of the book value of the accounts receivable of the Company and its Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Noteholders and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 3.50 to 1.0.

SECTION 4.08.    [Reserved].

SECTION 4.09.    [Reserved].

SECTION 4.10.    [Reserved].

SECTION 4.11.    [Reserved].

SECTION 4.12.    Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right, if any, to redeem the Notes in full, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)    Within 30 days following any Change of Control Triggering Event, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send, by first-class mail (or electronic transmission in the case of Notes held in book entry form), with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Note Register, a notice stating: (A) that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (C) the circumstances and relevant facts regarding the Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control Triggering Event); and (D) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)    Holders electing to have a Note purchased shall be required to surrender the Note, (for Notes held in book entry form, in accordance with DTC’s applicable procedures) with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased (for Notes held in book entry form, in accordance with DTC’s applicable procedures).

(d)    Prior to the Change of Control Payment Date, the Company shall irrevocably deposit with either the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e)    The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given or will be given pursuant to this Indenture as described above prior to the date the Company is required to send notice of the Change of Control Offer to the holders of the notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement has been entered into for a transaction that would constitute a Change of Control at the time of making of the Change of Control Offer.

(f)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

(g)    If holders of not less than 90% in aggregate principal amount of the then outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company or any other person making a Change of Control Offer in lieu of the Company, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such other person shall have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest to but excluding the date of redemption.

SECTION 4.13.    Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.14.    Future Subsidiary Guarantors. The Company may, at any time after the Issue Date, cause one or more of its Subsidiaries to Guarantee the Notes. Upon any Guarantee of the Notes by a Future Guarantor, such Future Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which such Future Guarantor shall Guarantee payment of the Notes.

ARTICLE V

Successor Company

SECTION 5.01.    When Company May Merge or Transfer Assets. The Company shall not merge, consolidate or amalgamate with or into (other than a merger of a Wholly Owned Subsidiary into the Company), or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions to, any Person unless:

(a)    the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(d)    the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to the transaction and the execution and delivery of a supplemental indenture, as applicable, have been satisfied.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:

(a)    a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b)    a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.    Events of Default. The following events shall be “Events of Default”:

(1)    the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(2)    the Company defaults in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)    the Company fails to comply with Article V;

(4)    the Company fails to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

(5)    a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $100.0 million or its foreign currency equivalent at the time;

(6)    the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case;

(B)    consents to the entry of an order for relief against it in an involuntary case;

(C)    consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)    makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(C)    orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D)    grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 30 days; or

(8)    any judgment or judgments for the payment of money in an aggregate amount in excess of $100.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure that Default within the time specified after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.    Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of Notes then outstanding may, by notice to the Company and the Trustee, declare to be immediately due and payable the principal amount of all the applicable Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Notes shall be due and payable immediately without any declaration or other act by the Trustee or the Holder of the Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.    Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against loss, cost, liability or expense.

SECTION 6.06.    Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes, nor have any right to institute any proceeding with respect to this Indenture or the appointment of a receiver or trustee, unless:

(1)    such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered security or indemnity, to the Trustee reasonably satisfactory to it against loss, cost, liability or expense to pursue such proceeding as trustee; and

(3)    the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Noteholder shall not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the applicable due date specified in such Note. A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in this Indenture.

SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for such compensation as agreed upon in writing by the parties hereto, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under this Indenture, or in connection with the transactions contemplated hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture out of the estate, in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, including its agents and counsel, for amounts due under this Indenture;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 6.12.    Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Note Custodian.

SECTION 7.02.    Rights of Trustee.

(a)    The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(h)    The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless (i) a Trust Officer has actual knowledge thereof or (ii) unless written notice of any event which is in fact such a default is received by a Trust Officer from the Company or any Holder of at least 25% in aggregate principal amount of the Notes (in accordance with the notice provisions of this Indenture) and such notice references the Notes and this Indenture.

(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(o)    The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture and the resignation and/or removal of the Trustee.

SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights.

SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any other document other than the certificate of authentication executed by the Trustee.

SECTION 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06.    [Reserved].

SECTION 7.07.    Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as agreed upon in writing by the parties hereto. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify, defend, protect and hold the Trustee harmless from and against any and all loss, cost, liability, damages, fees or expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the performance of its duties hereunder and/or the transactions contemplated under this Indenture, including the costs and expenses of defending themselves against any claim of liability (including attorneys’ fees and expenses and court costs) or enforcing the Company’s obligations, including the Trustee’s right to indemnity hereunder, and the Trustee shall have no liability or responsibility for any action or inaction on the part of any Paying Agent, Registrar, Authentication Agent or any successor trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company shall have been actually prejudiced as a result of such failure. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, cost, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as finally adjudicated by a court of competent jurisdiction. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. No resignation or removal shall be effective until a successor Trustee has been appointed and has accepted its appointment. The Company shall remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged bankrupt or insolvent;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, or the Holders of 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement or resignation of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the Trustee and survive the termination of this Indenture.

SECTION 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01.    Discharge of Liability on Notes; Defeasance.

(a)    When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions to the satisfaction and discharge have been complied with, and at the cost and expense of the Company.

(b)    Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.05, 4.06, 4.07, 4.12, 4.14 and 5.01 and the operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Articles IV and V identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) or 6.01(8) (with respect only to Significant Subsidiaries in the case of Sections 6.01(6) and 6.01(7)).

Upon satisfaction of the conditions set forth herein and upon request of the Company, accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated have been complied with, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)    Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive such satisfaction or discharge.

SECTION 8.02.    Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)    the Company irrevocably deposits in trust with the Trustee money in U.S. Dollars or U.S. Dollar denominated Government Obligations for the payment of principal of and interest (including premium, if any) on the Notes to maturity or redemption;

(2)    the Company delivers to the Trustee a certificate from a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the Notes to maturity or redemption, as the case may be;

(3)    123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) occurs with respect to the Company or any other Person making the deposit that is continuing at the end of the period;

(4)    no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

(5)    the deposit does not constitute a default under any other agreement or instrument binding on the Company;

(6)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(9)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.03.    Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04.    Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them upon satisfaction of the conditions and occurrence of the events set forth in this Article VIII.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

SECTION 8.05.    Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01.    Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(1)    to cure any ambiguity, omission, defect or inconsistency, as evidenced in an Officers’ Certificate;

(2)    to comply with Article V;

(3)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code;

(4)    to add Guarantees with respect to the Notes;

(5)    to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6)    to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(7)    to make any change that does not adversely affect the rights of any Noteholder in any material respect;

(8)    to provide for the issuance of additional Notes in accordance with this Indenture; or

(9)    to appoint a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee, in each case, with respect to the Notes.

After an amendment under this Section becomes effective, the Company shall mail (or send electronically) to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.    With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Noteholder affected thereby, an amendment may not:

(1)    reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2)    reduce the rate of or extend the time for payment of interest on any Note;

(3)    reduce the principal of or extend the Stated Maturity of any Note;

(4)    reduce the amount payable upon the redemption or repurchase of any Note under Article III or 4.12, change the time at which any Note may be redeemed in accordance with Article III, or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(5)    make any Note payable in money other than U.S. dollars;

(6)    release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of the agreement granting that security interest;

(7)    make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

(8)    subordinate the Notes to any other obligation of the Company.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall promptly mail to Noteholders (with a copy to the Trustee) a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03.    [Reserved].

SECTION 9.04.    Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06.    Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

SECTION 9.07.    Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any

Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Miscellaneous

SECTION 10.01.    [Reserved]

SECTION 10.02.    Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Levi Strauss & Co.

Levi’s Plaza

1155 Battery Street

San Francisco, CA 94111

Attention of: Legal Department

Facsimile: (415) 501-1342

with a copy to:

Levi Strauss & Co.

1155 Battery Street

San Francisco, CA 94111

Attention: Treasurer

Facsimile No: (415) 501-1342

and

Levi Strauss & Co.

1155 Battery Street

San Francisco, CA 94111

Attention: Director of Treasury Operations

Facsimile No: (415) 501-1342

and

Levi Strauss & Co.

1155 Battery Street

San Francisco, CA 94111

Attention: Office of the General Counsel

Facsimile No: (415) 501-7650

if to the Trustee:

Wells Fargo Bank, National Association

CTSO Mail Operations

600 South 4th Street, 7th Floor

MAC: N9300-070

Minneapolis, MN 55415

Attention of: Corporate Trust Services – Levi Strauss Administrator/Michael Tu

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with applicable procedures.

SECTION 10.03.    [Reserved].

SECTION 10.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been fully complied with.

SECTION 10.06.    Annual Officer’s Certificate as to Compliance. Not later than June 1 every year, beginning with June 1, 2021, the Company shall deliver to the Trustee a certificate (which need not comply with Section 10.05 of this Indenture) executed by the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 10.07.    When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 10.08.    Rules by Trustee, Paying Agents and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agents or co-registrar may make reasonable rules for their functions.

SECTION 10.09.    Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.10.    Governing Law; Jury Trial Waiver. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.11.    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 10.12.    Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.13.    Multiple Originals. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.14.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, labor dispute, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, disease, epidemic or pandemic, quarantine, national emergency or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within the Company’s custody or control or as the Company may reasonably obtain that the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LEVI STRAUSS & CO.

By:	/s/ Lauren Dudley
Name: Lauren Dudley
Title: Vice President and Treasurer

[Signature Page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1.    Definitions

1.1    Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Notes” means 3.50% Senior Notes due 2031, to be issued from time to time, in one or more series as provided for in this Indenture.

“Initial Purchasers” means BofA Securities, Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp, HSBC Securities (USA) Inc., Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Standard Chartered Bank, Truist Securities, Inc. and Santander Investment Securities Inc.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Original Notes” means Notes issued on February 19, 2021.

“Purchase Agreement” means the Purchase Agreement dated February 2, 2021, between the Company and BofA Securities, Inc., as representative of the Initial Purchasers, relating to the Original Notes, or any similar agreement relating to any future sale of Notes by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2    Other Definitions

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Note”	2.1	(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1	(a)

Appendix A-1

2.    The Notes

2.1    Form and Dating

The Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a)    Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) with the restricted securities legend set forth in Exhibit A to this Indenture, and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities in registered form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to this Indenture (collectively, the “Regulation S Global Note”) or with such other legends as may be appropriate, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the applicable Depositary or a nominee of the applicable Depositary, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as provided in this Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the applicable Depositary or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)    Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2    Authentication. The Trustee or Authentication Agent shall authenticate and deliver: (1) Original Notes for original issue in an aggregate principal amount of $500.0 million or (2) additional Notes, if and when issued, in an aggregate principal amount as established in or pursuant to a resolution of the Board of Directors of the Company, as applicable, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount established in or pursuant to a resolution of the Board of Directors of the Company, except as provided in Section 2.08 of this Indenture.

Appendix A-2

2.3    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x)    to register the transfer of such Definitive Notes; or

(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)    if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)    if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b)    Transfer and Exchange of Global Notes.

(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

Appendix A-3

(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)    Legend.

(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE COMPANY SO REQUESTS),

(ii) TO THE COMPANY, OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY

Appendix A-4

DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A)    in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B)    in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(d)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.12 and 9.05 of this Indenture).

Appendix A-5

(iii)    The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.

(iv)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Definitive Notes

(a)    A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit A to this Indenture.

Appendix A-6

(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Appendix A-7

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:

(A)	SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE COMPANY SO REQUESTS),

(ii)    TO THE COMPANY, OR

(iii)    PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

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(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW, AND NONE OF THE ISSUER, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY OF SUCH PURCHASER OR TRANSFEREE IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS SECURITY. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF NOTE]

No.	$

3.50% Senior Notes due 2031

CUSIP No. [144A: 52736R BJ0

Reg S: U52799 BE9]

ISIN No. [144A: US52736RBJ05

Reg S: USU52799BE93]

LEVI STRAUSS & CO., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [                ] Dollars ($                ) on March 1, 2031.

Interest Payment Dates: March 1 and September 1.

Record Dates: February 15 and August 15.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVI STRAUSS & CO.

By:
Name: Harmit Singh
Title: Executive Vice President and Chief Financial Officer

By:
Name: Lauren Dudley
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

3.50% Senior Notes due 2031

1.	Interest

LEVI STRAUSS & CO., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 3.50% Senior Note due 2031 (this “Note” and, together with any other 3.50% Senior Notes due 2031, the “Notes”) at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year, commencing September 1, 2021. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 19, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of February 19, 2021 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or incur Liens, engage in Sale and Leaseback Transactions and incur Subsidiary indebtedness. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

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5.	Optional Redemption

(a)    Except as set forth below, the Notes may not be redeemed prior to March 1, 2026. On and after that date, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after March 1 of the years set forth below:

Period	Redemption Price
2026	101.750%
2027	101.167%
2028	100.583%
2029 and thereafter	100.000%

(b)    Notwithstanding the foregoing, prior to March 1, 2024 the Company may redeem up to 40% of the original aggregate principal amount of the Notes issued (including additional Notes, if any) with the proceeds from one or more Equity Offerings by the Company, at a redemption price equal to 103.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 60% of the original aggregate principal amount of the Notes (including additional Notes, if any) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering.

(c)    Notwithstanding the foregoing, the Company may redeem all or any portion of the Notes, at once or over time, prior to March 1, 2026, at a redemption price equal to the sum of:

(a)	100% of the principal amount of the Notes to be redeemed, plus

(b)	the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

In connection with any redemption of Notes described above, such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Debt or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied by the redemption date. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt of the Trustee shall provide such notice to each Holder of the Notes in the same manner which the notice of redemption was given.

“Applicable Premium” means with respect to any Note on any redemption date, the excess of (i) the present value on such redemption date of (A) the redemption price of such Note on March 1, 2026 (such redemption price being described in the table appearing in clause (a) of this paragraph 5 exclusive of any accrued interest), plus (B) all required remaining scheduled interest payments due on such Note through March 1, 2026 (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

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“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to March 1, 2026, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)    the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount), as compiled and published in Federal Reserve Statistical Release H.15 (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b)    if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer” means BofA Securities, Inc., J.P. Morgan Securities LLC and one other financial institution chosen by the Company and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company or Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.	Notice of Optional Redemption

Notice of redemption will be mailed by first-class mail and in the case of Notes held in book entry form, by electronic transmission, at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Any notice to Holders of Notes of such redemption pursuant to clause (c) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (c), must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.	Sinking Fund

The Notes are not subject to any sinking fund.

8.	Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, unless the Company has exercised its right, if any, to redeem the Notes in full, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to

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cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, or prior to the applicable escheat date, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money in U.S. dollars or U.S. Government Obligations for the payment of principal and interest Notes (including premium, if any) on the Notes, in each case to redemption or maturity.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency, as evidenced in an Officers’ Certificate; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to add Guarantees with respect to the Notes; (v) to secure the Notes, to add additional covenants or to surrender rights and powers conferred on the Company; (vi) [reserved]; (vii) to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee; (viii) to make any change that does not adversely affect the rights of any Noteholder in any material respect; or (ix) to provide for the issuance of additional Notes in accordance with the Indenture.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

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Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.	Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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LEVI STRAUSS & CO. 3.50% SENIOR NOTES DUE 2031

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Company; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

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TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[    ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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LEVI STRAUSS & CO. 3.50% SENIOR NOTES DUE 2031

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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